Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

October 23, 2026

United Rentals, Inc.,
United Rentals (North America), Inc.,

100 First Stamford Place, Suite 700,

Stamford, Connecticut 06902.

Ladies and Gentlemen:

We are acting as counsel to United Rentals, Inc., a Delaware corporation (“United Rentals”), and United Rentals (North America), Inc., a Delaware corporation (“URNA”), in connection with the filing today by United Rentals and URNA of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Act”). The Registration Statement registers the following securities: (i) debt securities, which may be senior, senior subordinated or subordinated, of URNA (the “Debt Securities”); (ii) the guarantees of United Rentals with respect to the payments on the Debt Securities (the “Guarantees”); (iii) shares of common stock of United Rentals, par value $0.01 per share (the “Common Shares”); (iv) shares of preferred stock of United Rentals, par value $0.01 per share (the “Preferred Shares”); and (v) warrants of United Rentals exercisable for Debt Securities, Common Shares or Preferred Shares (the “Warrants”). The Debt Securities, Guarantees, Common Shares, Preferred Shares and Warrants are collectively referred to as the “Securities”.

In connection with the registration of the Securities, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

1.             Debt Securities. When the Registration Statement has become effective under the Act, the indenture relating to the Debt Securities (the “Indenture”) has been duly authorized, executed and delivered, the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon URNA or United Rentals and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over URNA or United Rentals, and the Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute valid and legally binding obligations of URNA, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Securities covered by the opinion in this paragraph include any Debt Securities issuable upon exercise of any Warrants that are exercisable for Debt Securities.

United Rentals, Inc. United Rentals (North America), Inc.	-2-

2.             Guarantees. When the Registration Statement has become effective under the Act, the Indenture relating to the Guarantees and the corresponding Debt Securities has been duly authorized, executed and delivered, the terms of the Guarantees and the corresponding Debt Securities and of their issuance and, in the case of Debt Securities, sale, have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon URNA or United Rentals and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over URNA or United Rentals, and the Guarantees and the corresponding Debt Securities have been duly executed and, in the case of Debt Securities, authenticated in accordance with the Indenture and issued and, in the case of Debt Securities, sold by URNA, as contemplated by the Registration Statement, the Guarantees will constitute valid and legally binding obligations of United Rentals, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.             Common Shares. When the Registration Statement has become effective under the Act, the terms of the sale of the Common Shares have been duly established in conformity with United Rentals’ certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon United Rentals and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over United Rentals, and the Common Shares have been duly issued and sold as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and nonassessable. The Common Shares covered by the opinion in this paragraph include any Common Shares issuable upon conversion, exercise or exchange of any Debt Securities, Preferred Shares or Warrants that are convertible into, or exercisable or exchangeable for, Common Shares.

4.             Preferred Shares. When the Registration Statement has become effective under the Act, a certificate of designations with respect to the Preferred Shares substantially in the form filed as an exhibit to the Registration Statement has been duly filed with the Secretary of State of the State of Delaware, the terms of the Preferred Shares and of their issue and sale have been duly established in conformity with United Rentals’ certificate of incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon United Rentals and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over United Rentals, and the Preferred Shares have been duly issued and sold as contemplated by the Registration Statement, the Preferred Shares will be validly issued, fully paid and nonassessable. The Preferred Shares covered by the opinion in this paragraph include any Preferred Shares issuable upon conversion, exercise or exchange of any Debt Securities, Preferred Shares or Warrants that are convertible into, or exercisable or exchangeable for, Preferred Shares or another series thereof.

United Rentals, Inc. United Rentals (North America), Inc.	-3-

5.             Warrants. When the Registration Statement has become effective under the Act, the terms of the warrant agreement under which the Warrants are to be issued have been duly established and the warrant agreement has been duly authorized, executed and delivered, the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable warrant agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon United Rentals and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over United Rentals, and the Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated by the Registration Statement, the Warrants will constitute valid and legally binding obligations of United Rentals, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

United Rentals, Inc. United Rentals (North America), Inc.	-4-

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date of this letter, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in the Registration Statement or any related prospectus regarding United Rentals or URNA, the Securities, or their offering and sale.

We have relied as to certain factual matters on information obtained from public officials, officers of United Rentals and URNA and other sources believed by us to be responsible. We have assumed, without independent verification, that the signatures on all documents examined by us are genuine.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Validity of Securities” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Sullivan & Cromwell LLP